Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION REPORTS FOURTH QUARTER AND

FISCAL YEAR 2018 OPERATING RESULTS

ISSAQUAH, Wash., October 4, 2018—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the 16-week fourth quarter and the 52-week fiscal year ended September 2, 2018.

Net sales for the 16-week fourth quarter were $43.4 billion, an increase of 5.0 percent from $41.4 billion in the 17-week fourth quarter last year. Net sales for the 52-week fiscal year were $138.4 billion, an increase of 9.7 percent from $126.2 billion in the 53-week fiscal year of 2017.

Comparable sales for the 16-week fourth quarter, and the 52-week fiscal year were as follows:

	16 Weeks	52 Weeks
U.S.	10.8%	9.4%
Canada	5.7%	8.9%
Other International	6.7%	10.8%
Total Company	9.5%	9.5%

E-commerce	26.2%	32.2%

Comparable sales for these periods excluding the impacts from changes in gasoline prices and foreign exchange were as follows:

	16 Weeks	52 Weeks
U.S.	7.8%	7.4%
Canada	4.6%	4.1%
Other International	6.9%	7.1%
Total Company	7.2%	6.8%

E-commerce	26.3%	31.3%

Net income for the 16-week fourth quarter was $1,043 million, or $2.36 per diluted share, compared to $919 million, or $2.08 per diluted share, in the 17-week fourth quarter last year.

Net income for the 52-week fiscal year was $3.13 billion, or $7.09 per diluted share, compared to $2.68 billion, or $6.08 per diluted share, in the 53-week prior year. Net income this year was positively impacted by a $41 million ($0.09 per diluted share) tax benefit in the first quarter, related to a change in accounting rules for stock-based compensation. Last year’s net income was positively impacted by an $82 million ($0.19 per diluted share) tax benefit in connection with the third-quarter special cash dividend and other net benefits of approximately $51 million ($0.07 per diluted share after tax) for nonrecurring legal and other matters.

Press Release

While the Company is still completing its assessment of the effectiveness of its internal control over financial reporting as of September 2, 2018, in its upcoming fiscal 2018 Annual Report on Form 10-K, it expects to report a material weakness in internal control. The weakness relates to general information technology controls in the areas of user access and program change-management over certain information technology systems that support the Company’s financial reporting processes. The access issues relate to the extent of privileges afforded users authorized to access company systems. As of the date of this release, there have been no misstatements identified in the financial statements as a result of these deficiencies, and the Company expects to timely file its Form 10-K.

Remediation efforts have begun; the material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The Company expects that the remediation of this material weakness will be completed prior to the end of fiscal year 2019.

Costco ended its 2018 fiscal year with 762 warehouses in operation, including 527 in the United States and Puerto Rico, 100 in Canada, 39 in Mexico, 28 in the United Kingdom, 26 in Japan, 15 in Korea, 13 in Taiwan, 10 in Australia, two in Spain, one in France and one in Iceland. Costco also operates e-commerce web sites in the U.S., Canada, the United Kingdom, Mexico, Korea and Taiwan.

A conference call to discuss these fiscal 2018 fourth quarter and year-end operating results is scheduled for 2:00 p.m. (PT) today, October 4, 2018, and is available via a webcast on www.costco.com (click on Investor Relations and “Play Webcast”).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs), the ability to remediate material weaknesses in internal control, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
David Sherwood, 425/313-8239

Press Release

COSTCO WHOLESALE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per value and share data)

(unaudited)

	16 Weeks Ended	17 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	September 2, 2018	September 3, 2017	September 2, 2018	September 3, 2017
REVENUE
Net sales	$43,414	$41,357	$138,434	$126,172
Membership fees	997	943	3,142	2,853

Total revenue	44,411	42,300	141,576	129,025
OPERATING EXPENSES
Merchandise costs	38,671	36,697	123,152	111,882
Selling, general and administrative	4,263	4,123	13,876	12,950
Preopening expenses	31	30	68	82

Operating income	1,446	1,450	4,480	4,111
OTHER INCOME (EXPENSE)
Interest expense	(48)	(53)	(159)	(134)
Interest income and other, net	51	22	121	62

INCOME BEFORE INCOME TAXES	1,449	1,419	4,442	4,039
Provision for income taxes	396	487	1,263	1,325

Net income including noncontrolling interests	1,053	932	3,179	2,714
Net income attributable to noncontrolling interests	(10)	(13)	(45)	(35)

NET INCOME ATTRIBUTABLE TO COSTCO	$1,043	$919	$3,134	$2,679

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO COSTCO:
Basic	$2.38	$2.10	$7.15	$6.11

Diluted	$2.36	$2.08	$7.09	$6.08

Shares used in calculation (000’s):
Basic	438,379	437,987	438,515	438,437
Diluted	442,427	441,036	441,834	440,937

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.57	$0.50	$2.14	$8.90

Press Release

COSTCO WHOLESALE CORPORATION

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except par value and share data)

(unaudited)

Subject to Reclassification

	September 2, 2018	September 3, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,055	$4,546
Short-term investments	1,204	1,233
Receivables, net	1,669	1,432
Merchandise inventories	11,040	9,834
Other current assets	321	272

Total current assets	20,289	17,317

PROPERTY AND EQUIPMENT
Land	6,193	5,690
Buildings and improvements	16,107	15,127
Equipment and fixtures	7,274	6,681
Construction in progress	1,140	843

	30,714	28,341
Less accumulated depreciation and amortization	(11,033)	(10,180)

Net property and equipment	19,681	18,161

OTHER ASSETS	860	869

TOTAL ASSETS	$40,830	$36,347

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$11,237	$9,608
Accrued salaries and benefits	2,994	2,703
Accrued member rewards	1,057	961
Deferred membership fees	1,624	1,498
Other current liabilities	3,014	2,725

Total current liabilities	19,926	17,495
LONG-TERM DEBT, excluding current portion	6,487	6,573
OTHER LIABILITIES	1,314	1,200

Total liabilities	27,727	25,268

COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value; 900,000,000 shares authorized; 438,189,000 and 437,204,000 shares issued and outstanding	4	4
Additional paid-in capital	6,107	5,800
Accumulated other comprehensive loss	(1,199)	(1,014)
Retained earnings	7,887	5,988

Total Costco stockholders’ equity	12,799	10,778
Noncontrolling interests	304	301

Total equity	13,103	11,079

TOTAL LIABILITIES AND EQUITY	$40,830	$36,347